UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015

NEFF CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-36752	37-1773826
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400

Miami, Florida 33178

(Address of principal executive offices) (Zip Code)

(305) 513-3350

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2015, Neff Corporation (the “Company”)  held its annual meeting of stockholders (the “Annual Meeting”).  A total of 25,172,040 shares of Class A common stock and Class B common stock (collectively, the “Common Stock”) were present or represented by proxy at the meeting, representing approximately 98.99% of the Company’s total outstanding Common Stock as of April 2, 2015, the record date for the Annual Meeting.  The holders of Common Stock voted together as a single class on each matter before the Annual Meeting.  Below are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 14, 2015.

Item 1—Election of Class I Director to serve until the 2018 Annual Meeting of Stockholders, or until his successor shall have been duly elected and qualified

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non- Votes

Graham Hood	21,422,346	2,404,263	1,345,431

Item 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

25,168,784	3,200	56	0

Based on the foregoing votes, Graham Hood was elected as a Class I Director and Item 2 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF CORPORATION

Date: May 28, 2015	By:	/s/ Mark Irion

Name: Mark Irion
Title: Chief Financial Officer

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